Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion

●	Service revenue up 19.0%, service organic revenue growth of 12.0%

●	Consolidated gross profit increased 20.3%; consolidated gross margin expanded by 180 basis points

●	Consolidated adjusted EBITDA of $6.6 million, an increase of 20.5%. EBITDA margin increased 80 basis points

ROCHESTER, NY, January 30, 2023 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its third quarter ended December 24, 2022 (the “third quarter”) of fiscal year 2023, which ends March 25, 2023 (“fiscal 2023”).  Results include the previously reported acquisitions of Cal OpEx Limited (d/b/a NEXA Enterprise Asset Management) (“NEXA”) effective August 31, 2021, Tangent Labs, LLC (“Tangent”) effective December 31, 2021, Charlton Jeffmont Inc., Raitz Inc. and Toolroom Calibration Inc. (d/b/a Alliance Calibration) (“Alliance”) effective May 31, 2022, e2b Calibration ("e2b"), effective September 27, 2022 and Galium Limited (d/b/a Complete Calibrations) ("Complete Calibrations"), effective September 28, 2022.

“We are pleased with the strong execution of our strategic plan which resulted in 19% Service revenue growth, 12% of which was organic. We expanded consolidated gross margins 180 basis points year over year, expanded Service gross margins by 30 basis points and grew EBITDA over 20%.” commented Lee D. Rudow, President and CEO. “The Transcat Team continues to deliver strong performance over time, which is demonstrated by our consistent revenue and profit growth over the past decade.  Demand for our core calibration services remains robust and the NEXA asset management business continues to be a differentiator for Transcat, driving synergies that contributed to double digit organic growth in the third quarter.”

“Our Distribution segment also performed very well in the third quarter with revenue increasing 3.7% and gross margin expanding 370 basis points to 26.2%, driven primarily by higher levels of demand in our high-margin rental business.  The industry continues to be impacted by global supply chain challenges, so these results reflect Transcat’s ability to work creatively to deliver excellent results and satisfy our customers’ needs.  Demand remains strong, as evidenced by a quarter end backlog of $9.5 million, up 7% year over year.”

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

Mr. Rudow added, “Acquisitions continue to be an important part of our overall growth strategy and we added e2b Calibration, located in Cleveland, Ohio, to the Transcat family early in the quarter.  e2b Calibration is a proven leader in the aviation industry, with particular strength in avionics and we are already starting to see the benefits that comes by leveraging Transcat’s infrastructure and geographic footprint to further accelerate e2b’s growth.   We could not be happier with what we have seen in the early stages of this acquisition.”

Third Quarter Fiscal 2023 Review
(Results are compared with the third quarter of the fiscal year ended March 26, 2022 (“fiscal 2022”))

($ in thousands)			Change
	FY23 Q3	FY22 Q3	$'s	%
Service Revenue	$35,977	$30,237	$5,740	19.0%
Distribution Sales	21,425	20,665	760	3.7%
Revenue	$57,402	$50,902	$6,500	12.8%

Gross Profit	$16,400	$13,636	$2,764	20.3%
Gross Margin	28.6%	26.8%

Operating Income	$3,163	$2,361	$802	34.0%
Operating Margin	5.5%	4.6%

Net Income	$1,601	$1,629	$(28)	(1.7)%
Net Margin	2.8%	3.2%

Adjusted EBITDA*	$6,585	$5,466	$1,119	20.5%
Adjusted EBITDA* Margin	11.5%	10.7%

Diluted EPS	$0.21	$0.21	$-	0.0%

Adjusted Diluted EPS*	$0.35	$0.36	$(0.01)	(2.8)%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $57.4 million, an increase of 12.8%. Consolidated gross profit was $16.4 million, an increase of $2.8 million, or 20.3%, while gross margin expanded 180 basis points due to improvements in both operating segments. Operating expenses were $13.2 million, an increase of $2.0 million, or 17.4%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), increased intangibles amortization expense, and higher incentive-based employee costs due to higher sales. Adjusted EBITDA was $6.6 million which represented an increase of $1.1 million or 20.5%. Net income per diluted share was consistent at $0.21 and adjusted diluted earnings per share was $0.35 versus $0.36 last year.

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

Service segment delivers strong third quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (62.7% of total revenue for the third quarter of fiscal 2023).

($ in thousand)			Change
	FY23 Q3	FY22 Q3	$'s	%
Service Segment Revenue	$35,977	$30,237	$5,740	19.0%
Gross Profit	$10,793	$8,983	$1,810	20.1%
Gross Margin	30.0%	29.7%

Operating Income	$1,836	$1,661	$175	10.5%
Operating Margin	5.1%	5.5%

Adjusted EBITDA*	$4,562	$4,088	$474	11.6%
Adjusted EBITDA* Margin	12.7%	13.5%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Service segment revenue was $36.0 million, an increase of $5.7 million or 19.0% and included $2.1 million of incremental revenue from acquisitions.  Organic revenue growth was 12.0% and was driven by strong end market demand and continued market share gains. The segment gross margin increased 30 basis points from prior year primarily due to improved productivity offset by increased start-up costs from new client-based lab implementations.

Distribution segment shows continued margin improvement

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (37.3% of total revenue for the third quarter of fiscal 2023).

($ in thousands)			Change
	FY23 Q3	FY22 Q3	$'s	%
Distribution Segment Sales	$21,425	$20,665	$760	3.7%
Gross Profit	$5,607	$4,653	$954	20.5%
Gross Margin	26.2%	22.5%

Operating Income	$1,327	$700	$627	89.6%
Operating Margin	6.2%	3.4%

Adjusted EBITDA*	$2,023	$1,378	$645	46.8%
Adjusted EBITDA* Margin	9.4%	6.7%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution sales were $21.4 million, an increase of 3.7% on improved end market demand and strength in our Rentals business.  Distribution segment gross margin was 26.2%, an increase of 370 basis points due to a favorable sales mix driven by strength in the Rentals business.

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

Nine Month Review
(Results are compared with the first nine months of fiscal 2022)

Total revenue was $168.5 million, an increase of $19.4 million or 13.0%.  Consolidated gross profit was $49.2 million, up $7.4 million, or 17.8%, and gross margin expanded to 29.2% or 120 basis points.  Consolidated operating expenses were $38.8 million, an increase of $6.7 million, or 20.8%, driven by incremental expenses from acquired businesses, (including stock-based compensation expense), increased intangibles amortization expense, and investments in technology and our employee base to support future growth. As a result, consolidated operating income was $10.4 million compared with $9.6 million in last fiscal year’s period, an increase of 7.9%.

Adjusted EBITDA was $21.4 million which represented an increase of $2.8 million or 14.8%. Net income per diluted share decreased to $0.92 from $1.10 and adjusted diluted earnings per share was $1.33 versus $1.48 last year. The effective tax rate was 18.8% compared to 7.9% in the prior year, which benefited significantly from share-based payments and stock option activity. The increase in the tax rate had an unfavorable impact of $0.12 per diluted earnings per share and adjusted diluted earnings per share when compared to the prior year.

Balance Sheet and Cash Flow Overview

At December 24, 2022, the Company had $37.8 million available for borrowing under its secured revolving credit facility.  Total debt of $49.2 million was up $0.7 million from fiscal 2022 year-end due to the acquisitions of Alliance, Complete Calibrations and e2b during the current fiscal year.  The Company’s leverage ratio, as defined in the credit agreement, was 1.66 at December 24, 2022, compared with 1.74 at March 26, 2022.

Outlook

Mr. Rudow concluded, “We are pleased with the impressive growth across all of our business channels including double-digit organic Service growth in our fiscal third quarter. We expect our unique value proposition to continue to drive a sustainable competitive advantage in the highly regulated markets that we serve, particularly the Life Science and Aerospace and Defense markets.

We are confident our work around differentiation, which includes Nexa’s unique service tracks, data analytic capabilities and consulting platform, will foster continued consistent organic revenue growth. Driven by recurring revenue streams and high levels of regulation, we expect our Service segment to outperform through various economic cycles.

Our acquisition pipeline is very active. Acquisitions, which have generated compelling returns throughout the fiscal year, will continue to be an important component of Service growth. In addition, in both the quarter and year ahead, we expect organic Service revenue growth to remain in the high-single digit range. We also expect gross margin improvement to continue as a by-product of both growth and successful execution of various ongoing productivity enhancement programs.”

Transcat expects its income tax rate to range between 21% and 23% in fiscal 2023. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, January 31, 2023 at 11:00 a.m. ET.  Management will review the financial and operating results for the third quarter, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal discussion.  The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations.  The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, February 7, 2023. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13735773, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure.  The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included.  As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure.  Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP.  As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 27 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words.  All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (“COVID-19”) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made.  Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Tom Barbato
Phone: (585) 505-6530
Email: Thomas.Barbato@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 24,	December 25,	December 24,	December 25,
	2022	2021	2022	2021

Service Revenue	$35,977	$30,237	$105,120	$87,338
Distribution Sales	21,425	20,665	63,382	61,741
Total Revenue	57,402	50,902	168,502	149,079

Cost of Service Revenue	25,184	21,254	72,005	59,891
Cost of Distribution Sales	15,818	16,012	47,292	47,421
Total Cost of Revenue	41,002	37,266	119,297	107,312

Gross Profit	16,400	13,636	49,205	41,767

Selling, Marketing and Warehouse Expenses	6,595	5,051	18,315	15,022
General and Administrative Expenses	6,642	6,224	20,497	17,117
Total Operating Expenses	13,237	11,275	38,812	32,139

Operating Income	3,163	2,361	10,393	9,628

Interest and Other Expense, net	1,039	136	1,732	581

Income Before Income Taxes	2,124	2,225	8,661	9,047
Provision for Income Taxes	523	596	1,631	715

Net Income	$1,601	$1,629	$7,030	$8,332

Basic Earnings Per Share	$0.21	$0.22	$0.93	$1.11
Average Shares Outstanding	7,559	7,519	7,547	7,487

Diluted Earnings Per Share	$0.21	$0.21	$0.92	$1.10
Average Shares Outstanding	7,666	7,653	7,644	7,599

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	December 24,	March 26,
	2022	2022
ASSETS
Current Assets:
Cash	$1,593	$1,396
Accounts Receivable, less allowance for doubtful accounts of $488 and $460 as of December 24, 2022 and March 26, 2022, respectively	37,702	39,737
Other Receivables	377	558
Inventory, net	16,884	12,712
Prepaid Expenses and Other Current Assets	4,141	5,301
Total Current Assets	60,697	59,704
Property and Equipment, net	28,334	26,439
Goodwill	68,826	65,074
Intangible Assets, net	14,843	14,692
Right To Use Assets, net	14,874	11,026
Other Assets	895	827
Total Assets	$188,469	$177,762

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$13,845	$14,171
Accrued Compensation and Other Current Liabilities	9,012	11,378
Current Portion of Long-Term Debt	2,227	2,161
Total Current Liabilities	25,084	27,710
Long-Term Debt	46,941	46,291
Deferred Tax Liabilities, net	6,672	6,724
Lease Liabilities	12,998	9,194
Other Liabilities	1,490	1,667
Total Liabilities	93,185	91,586

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,560,420 and 7,529,078 shares issued and outstanding as of December 24, 2022 and March 26, 2022, respectively	3,780	3,765
Capital in Excess of Par Value	27,123	23,900
Accumulated Other Comprehensive Loss	(1,123)	(233)
Retained Earnings	65,504	58,744
Total Shareholders' Equity	95,284	86,176
Total Liabilities and Shareholders' Equity	$188,469	$177,762

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Nine Months Ended
	December 24,	December 25,
	2022	2021
Cash Flows from Operating Activities:
Net Income	$7,030	$8,332
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	62	113
Deferred Income Taxes	(52)	5
Depreciation and Amortization	8,243	6,899
Provision for Accounts Receivable and Inventory Reserves	174	417
Stock-Based Compensation Expense	2,757	1,681
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	1,850	1,185
Inventory	(3,589)	(1,794)
Prepaid Expenses and Other Current Assets	1,074	(3,280)
Accounts Payable	(424)	689
Accrued Compensation and Other Current Liabilities	(3,150)	(1,470)
Income Taxes Payable	-	(399)
Net Cash Provided by Operating Activities	13,975	12,378

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(7,149)	(5,861)
Proceeds from Sale of Property and Equipment	10	12
Business Acquisitions, net of cash acquired	(8,306)	(20,910)
Net Cash Used in Investing Activities	(15,445)	(26,759)

Cash Flows from Financing Activities:
Proceeds from Revolving Credit Facility, net	2,286	22,760
Repayments of Term Loan	(1,570)	(1,565)
Issuance of Common Stock	503	1,354
Repurchase of Common Stock	(437)	(5,649)
Net Cash Provided by Financing Activities	782	16,900

Effect of Exchange Rate Changes on Cash	885	(300)

Net Increase in Cash	197	2,219
Cash at Beginning of Period	1,396	560
Cash at End of Period	$1,593	$2,779

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601		$7,030
+ Interest Expense	360	550	726		1,636
+ Other Expense / (Income)	(204)	(13)	313		96
+ Tax Provision	376	732	523		1,631
Operating Income	$3,604	$3,626	$3,163		$10,393
+ Depreciation & Amortization	2,641	2,778	2,824		8,243
+ Transaction Expense	30	-	96		126
+ Other (Expense) / Income	204	13	(313)		(96)
+ Noncash Stock Compensation	828	1,114	815		2,757
Adjusted EBITDA	$7,307	$7,531	$6,585		$21,423

Segment Breakdown

Service Operating Income	$2,532	$2,507	$1,836		$6,875
+ Depreciation & Amortization	2,139	2,246	2,268		6,653
+ Transaction Expense	30	-	96		126
+ Other (Expense) / Income	134	3	(214)		(77)
+ Noncash Stock Compensation	638	793	576		2,007
Service Adjusted EBITDA	$5,473	$5,549	$4,562		$15,584

Distribution Operating Income	$1,072	$1,119	$1,327		$3,518
+ Depreciation & Amortization	502	532	556		1,590
+ Other (Expense) / Income	70	10	(99)		(19)
+ Noncash Stock Compensation	190	321	239		750
Distribution Adjusted EBITDA	$1,834	$1,982	$2,023		$5,839

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Interest Expense	189	169	194	258	810
+ Other Expense / (Income)	6	81	(58)	114	143
+ Tax Provision	(194)	313	596	1,095	1,810
Operating Income	$3,689	$3,578	$2,361	$4,515	$14,143
+ Depreciation & Amortization	1,990	2,141	2,368	2,578	9,077
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(6)	(81)	58	(114)	(143)
+ Noncash Stock Compensation	437	620	624	647	2,328
Adjusted EBITDA	$6,110	$7,079	$5,466	$7,652	$26,307

Segment Breakdown

Service Operating Income	$2,974	$2,647	$1,661	$3,532	$10,814
+ Depreciation & Amortization	1,488	1,634	1,861	2,070	7,053
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(2)	(56)	36	(82)	(104)
+ Noncash Stock Compensation	261	414	475	482	1,632
Service Adjusted EBITDA	$4,721	$5,460	$4,088	$6,028	$20,297

Distribution Operating Income	$715	$931	$700	$983	$3,329
+ Depreciation & Amortization	502	507	507	508	2,024
+ Other (Expense) / Income	(4)	(25)	22	(32)	(39)
+ Noncash Stock Compensation	176	206	149	165	696
Distribution Adjusted EBITDA	$1,389	$1,619	$1,378	$1,624	$6,010

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601		$7,030
+ Amortization of Intangible Assets	1,084	1,147	1,180		3,411
+ Acquisition Amortization of Backlog	-	-	-		-
+ Acquisition Deal Costs	299	239	254		792
+ Income Tax Effect at 25%	(346)	(346)	(359)		(1,051)
Adjusted Net Income	$4,109	$3,397	$2,676		$10,182

Average Diluted Shares Outstanding	7,629	7,646	7,666		7,644

Diluted Earnings Per Share	$0.40	$0.31	$0.21		$0.92

Adjusted Diluted Earnings Per Share	$0.54	$0.44	$0.35		$1.33

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Amortization of Intangible Assets	620	729	947	1,098	3,394
+ Acquisition Amortization of Backlog	-	100	300	90	490
+ Acquisition Deal Costs	-	900	293	265	1,458
+ Income Tax Effect at 25%	(155)	(432)	(385)	(363)	(1,335)
Adjusted Net Income	$4,153	$4,312	$2,784	$4,138	$15,387

Average Diluted Shares Outstanding	7,593	7,595	7,653	7,636	7,589

Diluted Earnings Per Share	$0.49	$0.40	$0.21	$0.40	$1.50

Adjusted Diluted Earnings Per Share	$0.55	$0.57	$0.36	$0.54	$2.03

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2023 Q3	FY 2022 Q3	$'s	%
Service Revenue	$35,977	$30,237	$5,740	19.0%
Cost of Revenue	25,184	21,254	3,930	18.5%
Gross Profit	$10,793	$8,983	$1,810	20.1%
Gross Margin	30.0%	29.7%

Selling, Marketing & Warehouse Expenses	$4,230	$3,007	$1,223	40.7%
General and Administrative Expenses	4,727	4,315	412	9.5%
Operating Income	$1,836	$1,661	$175	10.5%
% of Revenue	5.1%	5.5%

			Change
DISTRIBUTION	FY 2023 Q3	FY 2022 Q3	$'s	%
Distribution Sales	$21,425	$20,665	$760	3.7%
Cost of Sales	15,818	16,012	(194)	(1.2)%
Gross Profit	$5,607	$4,653	$954	20.5%
Gross Margin	26.2%	22.5%

Selling, Marketing & Warehouse Expenses	$2,365	$2,044	$321	15.7%
General and Administrative Expenses	1,915	1,909	6	0.3%
Operating Income	$1,327	$700	$627	89.6%
% of Sales	6.2%	3.4%

			Change
TOTAL	FY 2023 Q3	FY 2022 Q3	$'s	%
Total Revenue	$57,402	$50,902	$6,500	12.8%
Total Cost of Revenue	41,002	37,266	3,736	10.0%
Gross Profit	$16,400	$13,636	$2,764	20.3%
Gross Margin	28.6%	26.8%

Selling, Marketing & Warehouse Expenses	$6,595	$5,051	$1,544	30.6%
General and Administrative Expenses	6,642	6,224	418	6.7%
Operating Income	$3,163	$2,361	$802	34.0%
% of Revenue	5.5%	4.6%

Transcat Reports Third Quarter EBITDA Increase of 20% on 19% Service Revenue Growth and Strong Gross Margin Expansion
January 30, 2023

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2023	FY 2022
SERVICE	YTD	YTD	$'s	%
Service Revenue	$105,120	$87,338	$17,782	20.4%
Cost of Revenue	72,005	59,891	12,114	20.2%
Gross Profit	$33,115	$27,447	$5,668	20.7%
Gross Margin	31.5%	31.4%

Selling, Marketing & Warehouse Expenses	$11,604	$8,557	$3,047	35.6%
General and Administrative Expenses	14,636	11,608	3,028	26.1%
Operating Income	$6,875	$7,282	$(407)	(5.6)%
% of Revenue	6.5%	8.3%

			Change
	FY 2023	FY 2022
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$63,382	$61,741	$1,641	2.7%
Cost of Sales	47,292	47,421	(129)	(0.3)%
Gross Profit	$16,090	$14,320	$1,770	12.4%
Gross Margin	25.4%	23.2%

Selling, Marketing & Warehouse Expenses	$6,711	$6,465	$246	3.8%
General and Administrative Expenses	5,861	5,509	352	6.4%
Operating Income	$3,518	$2,346	$1,172	50.0%
% of Sales	5.6%	3.8%

			Change
	FY 2023	FY 2022
TOTAL	YTD	YTD	$'s	%
Total Revenue	$168,502	$149,079	$19,423	13.0%
Total Cost of Revenue	119,297	107,312	11,985	11.2%
Gross Profit	$49,205	$41,767	$7,438	17.8%
Gross Margin	29.2%	28.0%

Selling, Marketing & Warehouse Expenses	$18,315	$15,022	$3,293	21.9%
General and Administrative Expenses	20,497	17,117	3,380	19.7%
Operating Income	$10,393	$9,628	$765	7.9%
% of Revenue	6.2%	6.5%